Exhibit 99.1

TransDigm Group Reports Record Fiscal 2007 Third Quarter Results

Cleveland, Ohio, August 6, 2007/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal 2007 third quarter ended June 30, 2007. Highlights for the third quarter include:

•	Net sales up 42.2% to $157.6 million from $110.9 million

•	Net income of $22.1 million from a net loss of $13.4 million

•	Adjusted earnings per share up 54.3% to $0.54 from $0.35

•	EBITDA As Defined up 49.4% to $73.6 million from $49.3 million

•	Increased Fiscal 2007 financial outlook

Net sales for the quarter rose 42.2% to $157.6 million from $110.9 million in the comparable quarter a year ago. The organic net sales growth was approximately 13%. The strongest growth markets were the commercial aerospace aftermarket and OEM business/regional jet markets. The balance of the increase was due to the February 2007 acquisition of Aviation Technologies, Inc. (“ATI”) and other recent acquisitions.

Net income for the quarter rose to $22.1 million, or $0.45 per share, compared to a net loss of $13.4 million, or $0.30 per share, in the comparable quarter a year ago. This $35.5 million increase in net income was due to the growth in net sales described above, as well as the strength of our proprietary products, our continued productivity efforts and the absence of debt refinancing costs of $29.1 million, net of tax, recorded in the prior-year quarter.

Adjusted net income for the quarter increased 60.4% to $26.5 million, or $0.54 per share, from $16.5 million, or $0.35 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $2.5 million of acquisition-related costs, net of tax, or $0.05 per share; $1.1 million of non-recurring costs related to the secondary offering, net of tax, or $0.02 per share; and $0.8 million of non-cash compensation-related expenses, net of tax, or $0.02 per share. Adjusted net income for the prior-year quarter excluded $29.1 million, net of tax, or $0.62 per diluted share, of debt refinancing costs, and $0.8 million, net of tax, or $0.01 per diluted share, of other non-cash compensation, non-recurring IPO costs and acquisition-related expenses.

EBITDA for the quarter increased to $67.9 million from a loss of $0.5 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 49.4% to $73.6 million from $49.3 million for the comparable quarter a year ago.

On May 25, 2007, the Company completed a secondary offering of 11,500,000 shares of common stock at $35.25 per share. All of the shares were sold by TD Group Holdings LLC, an entity controlled by Warburg Pincus, and certain members of management. The Company did not receive any proceeds from the offering. Also as previously disclosed, the Company acquired aerospace component suppliers Aviation Technologies, Inc. on February 7, 2007, CDA InterCorp on October 3, 2006, Sweeney Engineering Corp. on June 12, 2006, and Electra-Motion Industries Inc. on May 1, 2006.

Fiscal Year-to-Date Results

Year-to-date net sales were $424.8 million, a 33.0% increase over net sales of $319.3 million in the comparable period last year. Organic growth was approximately 13%. Recent acquisitions contributed the balance of the increase.

Year-to-date net income increased to $64.0 million, or $1.33 per share, from $9.9 million, or $0.21 per share, in the comparable period a year ago. The increase was due to the growth in net sales, primarily from the commercial aftermarket and OEM business/regional jet markets, along with continued strong pricing and productivity efforts. Also contributing to the increase in net income was a decrease in interest expense as a percentage of sales and the absence of debt refinancing costs recorded in the prior-year period.

Adjusted net income increased 65.0% to $73.8 million, or $1.53 per share, from $44.7 million, or $0.95 per share, in the comparable period a year ago. Adjusted net income in the current year-to-date period excludes $6.2 million of acquisition-related costs, net of tax, or $0.13 per share; $2.4 million of certain non-cash compensation-related expenses, net of tax, or $0.05 per share; and $1.1 million non-recurring costs related to the secondary offering, net of tax, or $0.02 per share. Adjusted net income in the prior year-to-date period excluded $29.1 million, net of tax, or $0.62 per share, of debt refinancing costs and $5.8 million, net of tax, or $0.12 per share, of initial public offering expenses, certain non-cash compensation related expenses, a one-time special bonus and acquisition-related expenses.

Year-to-date EBITDA increased 119.1% to $185.3 million compared with $84.6 million for the comparable period a year ago. EBITDA As Defined for the period increased 39.3% to $198.1 million from $142.2 million for the comparable period a year ago.

“We are pleased with our operating results for the third quarter and year-to-date period,” said W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “We continued to see strong organic growth in both our commercial aerospace aftermarket and our business/regional jet OEM market. Our defense business was up modestly, while our commercial transport OEM business was generally flat, due primarily to delays in Airbus A380 shipments in the current year. In spite of ongoing Boeing 787 and other development expenses as well as the slightly dilutive impact of our ATI acquisition, we were able to maintain our EBITDA As Defined margin of approximately 47%.”

Upward Revision to Fiscal 2007 Outlook

“Based on current backlog, our performance to date and fiscal fourth quarter expectations,” Mr. Howley said, “we are raising our full year fiscal 2007 guidance as follows:

•	Revenues are anticipated in the range of $584 million to $589 million (previously in the range of $575 million to $585 million);

•	Net income is anticipated in the range of $86.3 million to $87.8 million (previously in the range of $82.5 million to $85.5 million);

•	EBITDA As Defined is anticipated in the range of $270 million to $273 million (previously in the range of $263.5 million to $268.5 million);

•	Earnings per share are expected to be in the range of $1.78 to $1.81 per share (previously in the range of $1.72 to $1.78 per share); and

•	Adjusted earnings per share are expected to be in the range of $2.04 to $2.07 per share (previously in the range of $1.96 to $2.02 per share) compared to $1.31 in fiscal 2006.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts today beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 383-8009 and enter the pass code 73603308. International callers should dial (617) 597-5342 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 57431791. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors, aircraft audio systems, specialized cockpit displays and specialized valving.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, certain tax adjustments, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

Backlog amortization represents the amortization of the fair value of the outstanding purchase orders of an acquired business as of the date of an acquisition that we recognize in connection with our acquisitions. Those purchase orders, or backlog intangible assets, are typically amortized over one year. Historically, the size of the backlog intangible assets recognized in connection with our acquisitions, and the related amortization expense, has not been significant. However, the backlog intangible asset and the related amortization expense we recognized in connection with the acquisition of Aviation Technologies, Inc. is more significant, and we therefore believe that it is more meaningful to investors to exclude this non-cash expense from the calculation of adjusted net income. As a result, adjusted net income information for the historical periods included in this press release has been adjusted to exclude backlog amortization expense to conform to the presentation that we have used for the present period and intend to use for future periods.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe”, “may”, “will”, “should”, “expect”, “intend”, “plan”, “predict”, “anticipate”, “estimate”, or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Upward Revision to Fiscal 2007 Outlook” constitute forward-looking statements. All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2007 AND JULY 1, 2006

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
NET SALES	$157,613	$110,856	$424,760	$319,272

COST OF SALES	75,360	53,749	203,802	156,445

GROSS PROFIT	82,253	57,107	220,958	162,827

OPERATING EXPENSES:
Selling and administrative	17,340	11,543	44,047	37,059
Amortization of intangibles	3,607	1,415	8,617	4,681
Refinancing costs	—	48,456	—	48,456

Total operating expenses	20,947	61,414	52,664	90,196

INCOME/(LOSS) FROM OPERATIONS	61,306	(4,307)	168,294	72,631

INTEREST EXPENSE—Net	25,924	19,505	66,320	58,686

INCOME /(LOSS) BEFORE INCOME TAXES	35,382	(23,812)	101,974	13,945

INCOME TAX PROVISION/(BENEFIT)	13,261	(10,449)	38,004	4,050

NET INCOME/(LOSS)	$22,121	$(13,363)	$63,970	$9,895

Net Earnings Per Share:
Basic earnings/(loss) per share	$0.48	$(0.30)	$1.42	$0.22
Diluted earnings/(loss) per share	$0.45	$(0.30)	$1.33	$0.21

Weighted-Average Shares Outstanding:
Basic	45,800	44,578	45,182	44,344
Diluted	48,832	44,578	48,272	47,285

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2007 AND JULY 1, 2006

(Amounts in Thousands)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net Income/(Loss)	$22,121	$(13,363)	$63,970	$9,895

Depreciation and Amortization	6,612	3,810	17,040	11,962
Interest Expense, net	25,924	19,505	66,320	58,686
Income Tax Provision/(Benefit)	13,261	(10,449)	38,004	4,050

EBITDA	67,918	(497)	185,334	84,593

Add: As Defined Adjustments:

Deferred Compensation Costs (1)	329	556	1,339	(1,960)
Stock Option Expense (2)	983	312	2,432	828
Acquisition-Related Costs (3)	2,682	187	7,051	791
Write Down of PPE Held for Sale (4)	—	—	302	—
IPO Related Option Vesting (5)	—	—	—	618
Non-Recurring Equity Offering Costs (6)	1,691	268	1,691	2,650
One-Time Special Bonus (7)	—	—	—	6,222
Refinancing Costs (8)	—	48,456	—	48,456

Gross Adjustments to EBITDA	5,685	49,779	12,815	57,605

EBITDA As Defined	$73,603	$49,282	$198,149	$142,198

EBITDA As Defined, Margin(9)	46.7%	44.5%	46.6%	44.5%

(1)

Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the thirty-nine week period ended July 1, 2006 includes a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two deferred compensation plans.

(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal 2007.
(5)

Represents the non-cash compensation expense recorded in accordance with TransDigm Group’s 2003 stock option plan in connection with the vesting of performance based options resulting from the sale in the initial public offering of a portion of the shares owned by certain of the investors who financed, in part, TransDigm Group’s acquisition of TransDigm Holding Company in July 2003.

(6)	Represents non-recurring costs and expenses incurred by TransDigm Group related to the initial public offering completed in March 2006 and the secondary offering completed in May 2007.
(7)	Represents the one-time special bonus paid to certain members of management in November 2005.
(8)

Represents the costs incurred in connection with the refinancing transactions completed in June 2006, including premium paid to redeem the 8  3/8% senior subordinated notes of TransDigm Inc. of $25.6 million and the write-off of debt issue costs of $22.9 million.

(9)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 30, 2007 AND JULY 1, 2006

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net Income/(Loss)	$22,121	$(13,363)	$63,970	$9,895

Gross Adjustments to EBITDA	5,685	49,779	12,815	57,605
Purchase Accounting Backlog Amortization	1,266	—	2,815	438
Tax Adjustment (1)	(2,607)	(19,912)	(5,830)	(23,217)

Adjusted Net Income	$26,465	$16,504	$73,770	$44,721

Basic Earnings/(Loss) per Share	$0.48	$(0.30)	$1.42	$0.22
Diluted Earnings/(Loss) per Share	$0.45	$(0.30)	$1.33	$0.21

Adjusted Basic Earnings per Share	$0.58	$0.37	$1.63	$1.01
Adjusted Diluted Earnings per Share	$0.54	$0.35	$1.53	$0.95

Weighted-Average Shares Outstanding:
Basic	45,800	44,578	45,182	44,344
Diluted (2)	48,832	44,578	48,272	47,285

Adjusted Weighted-Average Shares Outstanding:
Basic	45,800	44,578	45,182	44,344
Diluted	48,832	47,257	48,272	47,285

(1)

The tax adjustment for the prior year was based upon the effective tax rate of 40% which excluded the impact of the benefit from a change in state tax law that resulted in the write-off of net deferred tax liabilities that were accumulated over multiple years.

(2)

Stock options and restricted stock outstanding at July 1, 2006 were excluded from the diluted earnings per share computation for the thirteen weeks ended July 1, 2006 due to the anti-dilutive effect of such options and restricted stock.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	June 30, 2007	September 30, 2006
Cash and cash equivalents	$120,195	$61,217
Trade accounts receivable—Net	88,581	65,568
Income taxes receivable	2,385	9,366
Inventories	121,216	89,243

Accounts payable	24,213	18,764
Accrued liabilities	49,873	24,675

Long-Term Debt	1,357,911	925,000